UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2019

Date of Report

(Date of earliest event reported)

UAS DRONE CORP.

 (Exact name of registrant as specified in its charter)

NEVADA	000-55504	47-3052410
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

420 Royal Palm Way, Suite 100

Palm Beach, Florida  33480

 (Address of Principal Executive Offices)

(561) 693-1421

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 8.01 Other Events.

UAS Drone Corp. (the “Company”) and Duke Robotics, Inc., a Delaware corporation (“Duke Robotics”), have entered into a non-binding Term Sheet that outlines the general terms and conditions upon which the Company may acquire 100% of the outstanding securities of Duke Robotics in exchange for the issuance to the Duke Robotics’ shareholders, on a pro rata basis, of a controlling interest of the outstanding post-acquisition securities of the Company.  The closing is subject to a number of conditions precedent, including the parties’ negotiation and execution of a definitive agreement and substantial funding requirements by Duke Robotics, and no assurance can be given that the transactions contemplated by the Term Sheet will be completed.

Duke Robotics, based in Florida and Israel, is a technology developer of advanced robotic systems primarily for military use.  Duke Robotics’ technology has earned the top prize at the “Combating Terrorism Technology Conference,” which was jointly sponsored by the United States Defense Department’s Combating Terrorism Technical Support Office, Israel’s Ministry of Defense, Directorate of Defense Research and Development, and the MIT Enterprise Forum of Israel.  It is developing these robotic platforms for aerial, land and sea applications, as well as specialized civilian purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP. a Nevada

corporation

Date: September 17, 2019

/s/ Christopher Leith

Christopher Leith, Acting Chief Financial Officer